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                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549


                                   --------------


                                      FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of


                         The Securities Exchange Act of 1934


          Date of Report (Date of earliest event reported): August 2, 2003



                               MERCATOR SOFTWARE, INC.
-----------------------------------------------------------------------------------
                (Exact Name of Registrant as Specified in Charter)


            Delaware                        0-22667                 06-1132156
            --------                        -------                 ----------
(State or Other Jurisdiction of      (Commission File No.)         (IRS Employer
         Incorporation)                                         Identification No.)


  45 Danbury Road, Wilton, Connecticut                                 06897
  ------------------------------------                                 -----
(Address of Principal Executive Offices)                             (Zip Code)


          Registrant's telephone number, including area code (203) 761-8600
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Item 5.           Other Events.
                  ------------

         Mercator Software, Inc., ("Mercator") has entered into an Agreement and Plan of Merger dated as of August 2, 2003 (the "Merger Agreement") among Mercator, Ascential Software Corporation ("Ascential") and Greek Acquisition Corporation, a wholly-owned subsidiary of Ascential ("Purchaser"), pursuant to which Purchaser has agreed to commence an offer to purchase all of the outstanding shares of Mercator's common stock, par value $0.01 per share (such shares, together with any associated preferred stock or other rights issued pursuant to the Rights Agreement, dated as of September 2, 1998, by and between Mercator and The Bank of New York, as Rights Agent, as amended, are hereinafter referred to as the "Mercator Shares"), at a price per share of $3.00, net to the stockholder in cash (the "Offer Price"), upon the terms and subject to the conditions to be set forth in an Offer to Purchase and related Letter of Transmittal (which together with any amendments or supplements thereto will constitute the "Offer") to be sent to Mercator's stockholders.

         The Merger Agreement provides that, subject to certain exceptions, following satisfaction or waiver of the conditions of the Offer, Purchaser will purchase all of the outstanding Mercator Shares validly tendered pursuant to the Offer and not withdrawn. The Offer is subject to certain conditions, including the receipt of tenders of at least 51% of the outstanding Mercator Shares, on a fully diluted basis. The Merger Agreement provides that, subject to the satisfaction or waiver of certain conditions, after purchase of Mercator Shares by Purchaser in the Offer, Purchaser will be merged with and into Mercator (the "Merger"), with Mercator surviving the merger as the Surviving Corporation. Pursuant to the Merger Agreement, at the effective time of the merger each Mercator Share outstanding immediately prior to the effective time of the merger (other than Mercator Shares held by Ascential or any subsidiary of Ascential (including Purchaser), all of which shall be cancelled, or holders of Mercator Shares who have perfected their right of appraisal under Delaware law) will be converted into the right to receive the Offer Price, without interest.

         In connection with the Offer and the Merger, Ascential, Purchaser and certain directors, executive officers and officers of Mercator identified therein (each an Individual and collectively, the "Individuals") entered into a Stock Tender Agreement (the "Stock Tender Agreement") dated as of August 2, 2003 that provides, among other things, for the tender by such Individuals of their Mercator Shares pursuant to the Offer, the grant by such Individuals of an irrevocable proxy to officers of Purchaser to vote their Mercator Shares in favor of the Merger and the Merger Agreement and against any action or agreement that is contrary to the Merger Agreement and the grant by such Individual to Purchaser of an option to purchase such Individual's Mercator Shares in the event such Individual fails to comply with the terms of the Stock Tender Agreement. The Mercator Shares held by such Individuals represent approximately 6% of the outstanding Mercator Shares.

         In connection with the Offer and the Merger, Ascential, Purchaser and Mercator entered into a Common Stock Option Agreement (the "Option Agreement") dated as of August 2, 2003 pursuant to which Mercator has granted Purchaser an option (the "Option") to purchase up to 19.99% of the then outstanding Mercator Shares at a purchase price per share equal to the Offer Price if Purchaser has accepted and made payment for the Mercator Shares in the Offer and following the exercise of the Option, Purchaser will own at least 90% of the then outstanding Mercator Shares.

         The Merger Agreement, the Stock Tender Agreement and the Option Agreement are attached to this report as exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 7.           Financial Statements, PRO FORMA Financial Information.
                  -----------------------------------------------------

                  (a)   Financial Statements of Business Acquired:

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                        Not applicable

                  (b)   PRO FORMA Financial Information:

                        Not applicable

                  (c)   Exhibits.

                  2.1 Agreement and Plan of Merger dated as of August 2, 2003 among Mercator Software, Inc., Ascential Software Corporation and Greek Acquisition Corporation

                  10.1 Stock Tender Agreement dated as of August 2, 2003 among Ascential Software Corporation, Greek Acquisition Corporation and certain directors, executive officers and other officers of Mercator Software, Inc. set forth therein

                  10.2 Common Stock Option Agreement dated as of August 2, 2003 among Mercator Software, Inc., Ascential Software Corporation and Greek Acquisition Corporation

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                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  August 5, 2003

                                    MERCATOR SOFTWARE, INC.


                                    By:  /s/ Roy C. King
                                       -----------------------------------------
                                         Roy C. King
                                         Chairman of the Board of Directors,
                                           Chief Executive Officer and President



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                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       -----------
    2.1           Agreement and Plan of Merger dated as of August 2, 2003 among
                  Mercator Software, Inc., Ascential Software Corporation and
                  Greek Acquisition Corporation
    10.1          Stock Tender Agreement dated as of August 2, 2003 among
                  Ascential Software Corporation, Greek Acquisition Corporation and certain directors, executive officers and other officers of Mercator Software, Inc. set forth therein
    10.2          Common Stock Option Agreement dated as of August 2, 2003 among
                  Mercator Software, Inc., Ascential Software Corporation and
                  Greek Acquisition Corporation